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                   Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our reports for Goldman Sachs Trust - Equity Funds dated October 8, 1999 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 58 and Amendment No. 60 to Registration Statement File Nos. 33-17619 and 811-5349, respectively.



                                                  Arthur Andersen LLP



Boston, Massachusetts
November 17, 1999